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                                                          Exhibit B

ALLENERGY MARKETING COMPANY, L.L.C.
Consolidated Statement of Income and Members' Accumulated Deficit
For the Year Ended December 31, 1996
(Unaudited)




Revenues                                           $2,211,948


Operating expenses:
    Cost of sales                                   2,451,244
    Selling, general and administrative             1,790,041
    Consulting                                        623,720
    Member service charges                            460,598
                                                   ----------
    Total operating expenses                        5,325,603
                                                   ----------
Operating income (loss)                            (3,113,655)

Other income (expense):
    Interest income                                    42,737
    Interest income on contribution
     receivable from member                            26,396
    Interest expense on note payable to member        (26,396)
    Other                                               3,454
                                                   ----------
    Total other income (expense)                       46,191
                                                   ----------

Net loss                                          ($3,067,464)

Members' accumulated deficit at beginning
 of period                                               -
                                                   ----------
Members' accumulated deficit at end of period     ($3,067,464)
                                                   ==========